                                                                     Exhibit 4.2

Kemper Investors Life Insurance Company
A Stock Life Insurance Company
1600 McConnor Parkway                                           ZURICH
Schaumburg, Illinois 60196-6801                                LIFE LOGO


RIGHT TO CANCEL - FREE LOOK PROVISION - At any time within 10 days of receiving this Certificate You may return it to Us or to the representative through whom it was purchased. All Purchase Payments allocated to the Fixed Account plus the Separate Account Certificate Value plus Market Adjusted Values computed at the end of the valuation period following Our receipt of this Certificate will then be refunded within 10 days.

This Certificate is issued pursuant to the terms of the Master Policy number.100_2 issued by Kemper Investors Life Insurance Company ("KILICO").

We agree to pay an Annuity to the Owner on the Annuity Date provided this Certificate is in force on the Annuity Date.

We further agree to pay the death benefit prior to the Annuity Date upon the death of an Owner when a death benefit is payable. Payment will be made upon Our receipt of due proof of death and the return of this Certificate.

This Certificate is not the insurance contract and does not amend, extend or alter the coverage afforded under the Master Policy. The Certificate summarizes the applicable principal provisions of the Master Policy, which alone constitutes the entire contract between KILICO and the Master Policyholder.

This Certificate constitutes evidence of coverage under the Master Policy if We have received the initial Purchase Payment. The benefits and provisions described on the following pages are subject in ail respects to the terms and conditions of the Master Policy.

Signed for Kemper Investors Life Insurance Company at its home office in Schaumburg, Illinois.

            /s/  Debra P. Rezabek             /s/   Gail K. Caruso
            ------------------------          ------------------------
                   Secretary                         President

GROUP FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY CERTIFICATE

NON-PARTICIPATING

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CERTIFICATE, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. REFER TO THE VARIABLE ACCOUNT AND ANNUITY PERIOD PROVISIONS FOR A DETERMINATION OF ANY VARIABLE BENEFITS.

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CERTIFICATE. WHEN BASED ON GUARANTEE PERIOD VALUES, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE MARKET VALUE ADJUSTMENT FORMULA STATED IN THE CERTIFICATE SCHEDULE.

READ YOUR CERTIFICATE CAREFULLY.

Kemper Investors Life Insurance Company
A Stock Life Insurance Company
1600 McConnor Parkway                                               ZURICH
Schaumburg, Illinois 60196-6801                                   LIFE LOGO

RIGHT TO CANCEL - FREE LOOK PROVISION - At any time within 10 days of receiving this Certificate You may return it to Us or to the representative through whom it was purchased. All Purchase Payments allocated to the Fixed Account plus the Separate Account Certificate Value plus Market Adjusted Values computed at the end of the valuation period following Our receipt of this Certificate will then be refunded within 10 days, after deduction of any applicable Purchase Payment-value credit.

This Certificate is issued pursuant to the terms of the Master Policy number` K10022_issued by Kemper Investors Life Insurance Company ("KILICO").

We agree to pay an Annuity to the Owner on the Annuity Date provided this Certificate is in force on the Annuity Date.

We further agree to pay the death benefit prior to the Annuity Date upon the death of an Owner when a death benefit is payable. Payment will be made upon Our receipt of due proof of death and the return of . this Certificate.

This Certificate is not the insurance contract and does not amend, extend or alter the coverage afforded under the Master Policy. The Certificate summarizes the applicable principal provisions of the Master Policy, which alone constitutes the entire contract between KILICO and the Master Policyholder.

This Certificate constitutes evidence of coverage under the Master Policy if We have received the initial Purchase Payment. The benefits and provisions described on the following pages are subject in all respects. to the terms. and conditions of the Master Policy.

Signed for Kemper Investors Life Insurance Company at its home office in Schaumburg, Illinois.

          /s/  Debra P. Rezabek               /s/  Gail K. Caruso
          -------------------------           ------------------------
                Secretary                            President

GROUP FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED- ANNUITY CERTIFICATE

NON-PARTICIPATING

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CERTIFICATE, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. REFER TO THE VARIABLE ACCOUNT AND ANNUITY PERIOD PROVISIONS FOR A DETERMINATION OF ANY VARIABLE BENEFITS.

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CERTIFICATE, WHEN BASED ON GUARANTEE PERIOD VALUES, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE MARKET VALUE ADJUSTMENT FORMULA STATED IN THE CERTIFICATE SCHEDULE.

READ YOUR CERTIFICATE CAREFULLY.

                                TABLE OF CONTENTS

                                                                                             Page
 ANNUITY OPTION TABLE                                                                Follows Page
 ANNUITY PERIOD PROVISIONS                                                                  11-16
     Annuity Options                                                                           11
     Option 1 Fixed Installment Annuity                                                        11
     Option 2 Life Annuity                                                                     11
     Option 3 Life Annuity with Installments Guaranteed                                        11
     Option 4 Joint and Survivor Annuity                                                       11
     Option 5 Joint and Survivor Annuity with Installments Guaranteed                          11
     Other Options                                                                             11
     Commutability                                                                             12
     Election of Annuity Option                                                                12
     Electing a Fixed or Variable Annuity Option                                               13
     Fixed Annuity                                                                             13
     Variable Annuity                                                                          13
     Annuity Unit Value                                                                        14
     Basis of Annuity Options                                                                  14
     Withdrawal Charge upon Annuitization                                                      14
     Transfers During the Annuity Period                                                       14
     Transfers Between Subaccounts                                                             14
     Transfers from the Fixed Account                                                          15
     Transfers to the Fixed Account                                                            15
     Payment of Death Benefits During the Annuity Period                                       15
     Disbursement Upon Death of Annuitant: Under Options 1 or 3                                15
     Supplementary Agreement                                                                   16
     Date of First Payment                                                                     16
     Evidence of Age, Sex and Survival                                                         16
     Misstatement of Age or Sex                                                                16

 CERTIFICATE SCHEDULE                                                   Follows Table of Contents

 DEATH BENEFIT PROVISIONS                                                                    9-11
     Amount Payable Upon Death                                                                  9
     Payment of Death Benefits During the Accumulation Period                                  10
     Spousal Continuation                                                                      10

 DEFINITIONS                                                                                  1-3

 ENDORSEMENTS, if any                                                 Follow Annuity Option Table
 FIXED ACCOUNT PROVISIONS                                                                       5
     Fixed Account Certificate Value                                                            5

 GENERAL PROVISIONS                                                                           3-4
     The Entire Contract                                                                        3
     Modification of Contract                                                                   3
     Certificates                                                                               3
     Incontestability                                                                           3
     Change of Annuity Date                                                                     3
     Assignment                                                                                 3
     Due Proof of Death                                                                         3
     Reserves, Certificate Values and Death Benefits                                            3
     Non-Participating                                                                          3
     Reports                                                                                    3
     Premium Taxes                                                                              4
     Creditors                                                                                  4

                                TABLE OF CONTENTS

                                                                           Page

 GUARANTEE PERIOD PROVISIONS                                                  6
     Guarantee Period                                                         6
     Guarantee Period Value                                                   6
     Market Value Adjustment                                                  6

 OWNER, BENEFICIARY AND ANNUITANT PROVISIONS                                4-5
     Owner                                                                    4
     Change of Ownership                                                      4
     Beneficiary Designation and Change of Beneficiary                        4
     Death of Beneficiary                                                     4
     Annuitant                                                                5

 PURCHASE PAYMENT PROVISIONS                                                  5
    Purchase Payment Limitations                                              5
    Place of Payment                                                          5

 TRANSFER AND WITHDRAWAL PROVISIONS                                         8-9
    Transfers During the Accumulation Period                                  8
    Withdrawals During the Accumulation Period                                8
    Withdrawal Charges                                                        8
    Transfers and Withdrawal Procedures                                       9
    Deferment of Withdrawal or Transfer                                       9

 VARIABLE ACCOUNT PROVISIONS                                                6-7
     Separate Account                                                         6
     Liabilities of the Separate Account                                      6
     Subaccounts                                                              6
     Fund                                                                     7
     Rights Reserved by the Company                                           7
     Accumulation Unit Value                                                  7
     Investment Experience Factor                                             7

                              Certificate Schedule

Certificate Number:                   KI10000000                 Issue Date:                           June 1, 2001

Initial Purchase Payment:             $10,000.00                 Type of Certificate                   Nonqualified

Owner:                                John Doe                   Joint Owner:                          Mary Doe

Owner Date of Birth:                  02/05/66                   Joint Owner Date of Birth:            05/02/66

Annuitant:                            John Doe                   Joint Annuitant:                      Mary Doe

Sex                                   Male                       Sex:                                  Female

Annuitant Date of Birth:              02/05/66                   Joint Annuitant Date of Birth:        05/02/66

[Date of Continuance:                 NA]

Annuity Date:                         June 1,2021

Maximum Age                           Later of the original
at Annuitization:                     youngest annuitant's
                                      91St birthday or 10
                                      years from issue.

Beneficiary(ies):
  Primary:                            James Doe
  [Contingent:                        Jane Doe]

Guaranteed Retirement
Income Benefit rider:                 YES
     GRIB Effective Date:             June 1, 2001
     Earliest GRIB Exercise
     Date:                            June 1, 2008

Value Credit rider:                   [YES]

Earnings Enhanced Death
Benefit rider:                        [YES]

Representative:                       Richard Smith
                                      ABC Agency Inc.

                              Certificate Schedule


Initial Purchase Payment Allocation:                        Allocation        Initial Annual Effective
                                                            Percentage            Interest Rates*
                                                            ----------            ---------------
          Scudder Capital Growth                               2%
          Fixed Account                                        2%                      5.25%
          Scudder International                                2%
          SVS Growth and Income                                2%
          Scudder Global Blue Chip                             2%
          SVS Dynamic Growth                                   2%
          Scudder Contrarian Value                             2%
          Scudder Blue Chip                                    2%
          SVS Focus Value+Growth                               2%
          Scudder Aggressive Growth                            2%
          Scudder Growth and Income                            2%
          Scudder High Yield                                   2%
          Scudder Total Return                                 2%
          SVS Venture Value                                    2%
          Alger American Balanced                              2%
          Scudder Investment Grade Bond                        2%
          Scudder Government Securities                       34%
          Money Market 1                                      34%



          * Additional amounts may be credited under a dollar cost averaging program. The interest rate has been adjusted to reflect the cost of riders elected by the Owner.

8716

                              Certificate Schedule

Fixed accumulation options:

     Fixed Account

Market Value Adjustment options:

     1 Year Guarantee Period Account         6 Year Guarantee Period Account
     2 Year Guarantee Period Account         7 Year Guarantee Period Account
     3 Year Guarantee Period Account         8 Year Guarantee Period Account
     4 Year Guarantee Period Account         9 Year Guarantee Period Account
     5 Year Guarantee Period Account        10 Year Guarantee Period Account

Variable accumulation options available on Issue Date:

     Alger American Balanced
     Alger American Leveraged AllCap
     Credit Suisse Warburg Pincus Trust-Emerging Markets
     Credit Suisse Warburg Pincus Trust-Global Post-Venture Capital Dreyfus I.P. MidCap Stock
     The Dreyfus Socially Responsible Growth Fund, Inc.
     INVESCO VIF-Utilities Fund
     Scudder 21st Century Growth
     Scudder Capital Growth
     Scudder Global Discovery
     Scudder Growth and Income
     Scudder Health Sciences
     Scudder International
     Scudder Aggressive Growth
     Scudder Blue Chip
     Scudder Contrarian Value
     Scudder Global Blue Chip
     Scudder Government Securities
     Scudder Growth Scudder High Yield
     Scudder International Research Scudder
     Investment Grade Bond
     Scudder Money Market 1
     Scudder Money Market 2
     Scudder New Europe
     Scudder Small Cap Growth
     Scudder Small Cap Value
     Scudder Strategic Income
     Scudder Technology Growth
     Scudder Total Return
     SVS Dreman Financial Services
     SVS Dreman High Return Equity
     SVS Dynamic Growth
     SVS Focus Value+Growth
     SVS Focused Large Cap Growth
     SVS Growth And Income
     SVS Growth Opportunities
     SVS Index 500
     SVS Mid-Cap Growth
     SVS Strategic Equity
     SVS Venture Value

                              Certificate Schedule

 Minimum Initial Purchase Payment                  [$10,000]

Minimum Subsequent Purchase Payment:
*$100 if using Systematic Accumulation Plan        [$500 for nonqualified
                                                   certificates, $50 for all
                                                   other certificate types]


Maximum Total Purchase Payments:                   [$1,000,000]

Minimum Initial Account Allocation:                [$500 for each subaccount,
                                                   fixed account or each GPAJ


Minimum Subsequent Account Allocation:             [$50 for each subaccount or
                                                   fixed account. $500 for each
                                                   GPAJ

Minimum Certificate Value after a Partial
Withdrawal:                                        [$5,000]


                             Withdrawal Charge Table

Years elapsed since purchase
payments were received                              Withdrawal Charge
----------------------                              -----------------
    Less than one                                   8.50%
    One but less than two                           8.50%
    Two but less than three                         8.50%
    Three but less than four                        8.50%
    Four but less than five                         7.50%
    Five but less than six                          6.50%
    Six but less than seven                         5.50%
    Seven but less than eight                       3.50%
    Eight but less than nine                        1.50%
    Nine or more                                    0.00%

The withdrawal charge percentage is applied against the original amount of each purchase payment. A free withdrawal of the greater of 1.) Purchase payments not subject to a withdrawal charge, less withdrawals attributable to these purchase payments, 2.) 10% of the free withdrawal base or 3) Earnings, is available each certificate year. Earnings is equal to the Certificate value less the free withdrawal base. The free withdrawal base is the amount of the purchase payments that are subject to a withdrawal charge minus withdrawals from those purchase payments (including any withdrawal charges) that were previously assessed a withdrawal charge.

                              Certificate Schedule

Minimum Initial Purchase Payment                       [$10,000]

Minimum Subsequent Purchase Payment:
*$100 if using Systematic Accumulation Plan            [$500 for nonqualified
                                                       certificates, $50 for all
                                                       other certificate types]


Maximum Total Purchase Payments:                       [$1,000,000]

Minimum Initial Account Allocation:                    $500 for each subaccount
                                                       or fixed account.


                                                       $500 for each GPA.

Minimum Subsequent Account Allocation:                 [$50 for each subaccount
                                                       or fixed account.


                                                       $500 for each GPAJ

Minimum Certificate Value after a Partial Withdrawal:  [$5,000]


                            Withdrawal Charge Table

Years elapsed since purchase
 payments were received               Withdrawal Charge
 ----------------------               -----------------
   Less than one                      7.00%
   One but less than two              6.00%
   Two but less than three            5.00%
   Three but less than four           5.00%
   Four but less than five            4.00%
   Five but less than six             3.00%
   Six but less than seven            2.00%
   Seven or more                      0.00%

The withdrawal charge percentage is applied against the original amount of each purchase payment. A free withdrawal of the greater of 1.) Purchase payments not subject to a withdrawal charge, less withdrawals attributable to these purchase payments, 2.) 10% of the free withdrawal base or 3) Earnings, is available each certificate year. Earnings is equal to the Certificate value less the free withdrawal base. The free withdrawal base is the amount of the purchase payments that are subject to a withdrawal charge minus withdrawals from those purchase payments (including any withdrawal charges) that were previously assessed a withdrawal charge.

                              Certificate Schedule

 Fixed Account

        The initial fixed account interest rate with respect to a purchase payment is guaranteed through the Certificate Year in which a purchase payment is received. Additional amounts may be credited under a dollar cost averaging program. The interest rate is reduced for the cost of riders elected by the Owner.

        The interest rate will never be less than the minimum guaranteed interest rate.

        The subsequent fixed account interest rate period is one certificate year.

        Minimum guaranteed interest rate:                      3.00%

 Charges

 Mortality and Expense Risk charge:                  [1.30%]

 Administration charge:                              [0.15%]

 [Value Credit rider charge:]                        [0.40% for
                                                     certificate years 1-15]

 [Earnings Enhanced Death Benefit rider charge:]     [0.25(degree)/a prior to
                                                     the Certificate Anniversary
                                                     following the oldest
                                                     Owner's 81/st/ birthday,
                                                     0.85% thereafter]
 [Guaranteed Retirement Income Benefit rider
 charge:]                                            [0.45%]

        The above annual charges will be assessed as a daily percentage on the Separate Account Certificate Value. Interest rates are reduced for the cost of riders elected by the Certificate Owner but never below the minimum guaranteed interest rate.

 Records Maintenance Charge:                         [$30] per contract year

        We will assess an annual records maintenance charge on each Certificate Anniversary and upon total withdrawal. However, if the Certificate Value is greater than or equal to [$50,000] on a Certificate Anniversary or date of total withdrawal, we will not assess the records maintenance charge on that Certificate Anniversary or date of total withdrawal. We will not assess this charge after the Annuity Date.

                              Certificate Schedule

Market Value Adjustment Formula

          The Market Value Adjustment is determined by the application of the following formula:

          Market Value Adjustment = Guarantee Period Value x [((1+1) / (1+J)j T1365 _11


          Where,

          I is the guaranteed interest rate being credited to the Guarantee Period Value subject to the Market Value Adjustment.

          J is the current interest rate declared by the Company reduced for the cost of riders elected by the Owner, as of the effective date of the application of the Market Value Adjustment, for current allocation to a Guarantee Period, the length of which is equal to the balance of the Guarantee Period for the Guarantee Period Value subject to the Market Value Adjustment, rounded to the next higher number of completed years

          T is the number of days remaining in the Guarantee Period.

  DEFINITIONS                   ACCUMULATED GUARANTEE PERIOD VALUE - The sum of
                                the Guarantee Period Values.

                                ACCUMULATION PERIOD - The period between the
                                Issue Date and the Annuity Date.

                                ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of each Subaccount. Each Subaccount will have an Accumulation Unit for each combination of charges. .

                                ADMINISTRATION CHARGE - A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unit value for a portion of Our administrative costs.

                                AGE - The attained age.

                                ANNIVERSARY VALUE - The Certificate Value calculated on each Certificate Anniversary during the Accumulation Period.

                                ANNUITANT - The person during whose lifetime the Annuity is to be paid. Joint Annuitants may be named under Non-qualified Certificates and any reference to Annuitant shall include joint Annuitants.

                                ANNUITY - A series of payments paid in
                                accordance with this Certificate which begin on the Annuity Date.

                                ANNUITY DATE - The date on which this
                                Certificate matures and Annuity payments begin. The original Annuity Date is stated in the Certificate Schedule. It must be at least two years from the Issue Date and no later than the Maximum Age at Annuitization as stated in the Certificate Schedule. The Annuity Date can be changed, but not beyond the maximum Age.

                                ANNUITY PERIOD - The period that starts on the Annuity Date.

                                ANNUITY UNIT - An accounting unit of measure used to calculate the amount of Variable Annuity payments after the first Annuity payment.

                                CERTIFICATE - An individual Certificate which We issue to You as evidence of the rights and benefits under the Master Policy.

                                CERTIFICATE ANNIVERSARY - An anniversary of the Issue Date

                                CERTIFICATE OWNER, OR OWNER - See "You, Your, Yours' below

                                CERTIFICATE VALUE - The sum of the Fixed
                                Account Certificate Value plus the Separate
                                Account Certificate Value plus the Accumulated Guarantee Period Value.

                                CERTIFICATE YEAR - A one year period starting on the Issue Date and successive Certificate Anniversaries.

                                DEBT - The principal of any outstanding loan plus any accrued interest. Loans are available under certain Qualified Plans.

                                FIXED ACCOUNT - The General Account of KILICO to which an Owner may allocate all or a portion of Purchase Payments or Certificate Value.

                                FIXED ACCOUNT CERTIFICATE VALUE - The value of amounts allocated under the Certificate to the Fixed Account.

                                FIXED ANNUITY - An Annuity payment plan that does not vary as to dollar amount with investment experience.

                                FUND - An investment company or separate series thereof, in which the Subaccounts of the Separate Account invest.

                                GENERAL ACCOUNT - Our assets other than those allocated to the Separate Account, the non-unitized separate account or any other separate account.

  DEFINITIONS (continued)       GUARANTEE PERIOD - A period of time during
                                which an amount is to be credited with a guaranteed interest rate, subject to a Market
                                Value Adjustment prior to the end of the Guarantee Period. The Guarantee Periods initially offered are stated in the Certificate
                                Schedule.

                                GUARANTEE PERIOD VALUE - The (1) Purchase
                                Payment allocated or amount transferred to a Guarantee Period; plus (2) interest credited; minus (3) withdrawals, previously assessed withdrawal charges and transfers; adjusted for
                                (4) any applicable Market Value Adjustment previously made.

                                ISSUE DATE - The Issue Date stated in the
                                Certificate Schedule.

                                MARKET ADJUSTED VALUE - A Guarantee Period
                                Value adjusted by the Market Value Adjustment formula prior to the end of a Guarantee Period.

                                MARKET VALUE ADJUSTMENT - An adjustment of
                                Guarantee Period Values in accordance with the Market Value Adjustment formula prior to the end of the Guarantee Period. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the Guarantee Period commenced. The Market Value Adjustment formula is stated in the Certificate Schedule.

                                MORTALITY AND EXPENSE RISK CHARGE - A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unit value. It is for Our assumption of mortality risks and expense guarantees. This charge is shown in the Certificate Schedule.

                                NONQUALIFIED - This Certificate issued other than as a Qualified Plan.

                                PAYEE - A recipient of periodic payments under the Certificate.

                                PURCHASE PAYMENTS - The dollar amount We receive in U.S. currency to buy the benefits this Certificate provides.

                                QUALIFIED PLAN - A Certificate issued under a retirement plan which qualifies for favorable income tax treatment under Section 401, 403, 408, 408A, or 457 of the Internal Revenue Code as amended.

                                If this Certificate is issued under a Qualified Plan additional provisions may apply. The rider or amendment to this Certificate used to qualify it under the applicable section of the Internal Revenue Code will indicate the extent of change in the provisions.

                                RECORDS MAINTENANCE CHARGE - A charge assessed against Your Certificate as specified in the Certificate Schedule.

                                SEPARATE ACCOUNT - A unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 known as the KILICO Variable Annuity Separate Account.

                                SEPARATE ACCOUNT CERTIFICATE VALUE - The sum of the Subaccount Values of this Certificate on a Valuation Date.

                                SUBACCOUNTS - The subdivisions of the Separate Account, the assets of which consist solely of shares of the corresponding Fund portfolio.

                                SUBACCOUNT VALUE - The value of Your interest in each Subaccount.

                                VALUATION DATE - Each business day that
                                applicable law requires that We value the assets of the Separate Account. Currently this is each day that the New York Stock Exchange is open for trading.

                                VALUATION PERIOD - The period that starts at the close of a Valuation Date and ends at the close of the next succeeding Valuation Date.

                                 VARIABLE ANNUITY - An Annuity payment plan which varies as to dollar amount because of Subaccount investment experience.

                                 WE, OUR, US - Kemper Investors Life Insurance Company, Schaumburg, Illinois.

                                 YOU, YOUR, YOURS - The party(s) named as Owner unless later changed as provided in this Certificate. Under a Nonqualified Certificate when more than one person is named as Owner, the terms "You", "Your", "Yours", means joint Owners. The Owner may be changed during the lifetime of the Owner and prior to the Annuity Date. The Owner, prior to distribution of any death benefit, has the exclusive right to exercise every option and right conferred by this Certificate.

 GENERAL PROVISIONS

 The Entire Contract             The Master Policy, Master Policy Application,
                                 any written application attached to the
                                 Certificate, and any endorsements and riders constitute the entire contract between the parties.

 Modification of Contract        Only Our president, secretary and assistant
                                 secretaries have the power to approve a change or waive any provisions of the Master Policy or this Certificate. Any such modifications must be in writing. No agent or person other than the officers named has the authority to change or waive the provisions of the Master
                                 Policy or this Certificate.

                                 Upon notice to You, this Certificate may be modified by Us as is necessary to comply with any law or regulation issued by a governmental agency to which We or the Separate Account is subject or as is necessary to assure continued qualification of this Certificate under the Internal Revenue Code or other laws relating to retirement plans or annuities or as otherwise may be in Your best interest. In the event of a modification, We may make appropriate endorsement to this Certificate and We will obtain all required regulatory approvals.

 Certificates                    We will issue an individual Certificate to each
                                 Owner as evidence of his or her rights and benefits under the Master Policy.

 Incontestability                We cannot contest this Certificate after it
                                 has been in force for two years from the Issue
                                 Date.

 Change of Annuity Date          You may write to Us prior to the death of an
                                 Owner and the first Annuity payment date and request a change of the Annuity Date. The new
                                 Annuity Date must not be earlier than two years from the Issue Date or beyond the Maximum Age at Annuitization as stated in the Certificate Schedule.

 Assignment                      No assignment under this Certificate is binding
                                 unless We receive it in writing. We assume no responsibility for the validity or sufficiency of any assignment. The rights of the Owner, Annuitant and beneficiary are subject to the assignment after it has been recorded by Us.
                                 Any claim is subject to proof of interest of the assignee.

 Due Proof of Death              We must receive written proof of death of the
                                 Owner when a death benefit is payable. The proof may be a certified death certificate, or any other proof satisfactory to Us.

 Reserves, Certificate           All reserves are equal to or greater than
 Values and Death Benefits       those required by statute. Any available
                                 Certificate Value and death benefit are not
                                 less than the minimum benefits required by the
                                 statutes of   the state in which the
                                 Certificate is delivered.

 Non-Participating               This Certificate does not pay dividends. It
                                 will not share in Our surplus or earnings.

 Reports At least once each Certificate Year We will send You a statement showing Purchase Payments received, interest credited, investment experience, and charges made since the last report, as well as any other information required by statute.

  Premium Taxes                     On any Certificate subject to state or
                                    local premium taxes, the tax will be
                                    deducted from: (a) the Certificate Value upon total withdrawal; or (b) from the total Certificate Value applied to an Annuity option.

  Creditors                         The proceeds of this Certificate and any
                                    payment under an Annuity option will be
                                    exempt from the claim of creditors and
                                    from legal process to the extent permitted by law.

  OWNER, BENEFICIARY AND ANNUITANT PROVISIONS

  Owner Before the Annuity Date and prior to the death of an Owner, You may exercise every option and right conferred by this Certificate including the right of assignment. The joint Owners must agree to the exercise of any option or right if more than one Owner is named.

  Change of Ownership               You may change the Certificate Owner by
                                    written request before the Annuity Date and prior to the death of an Owner. You must furnish information sufficient to clearly identify the new Owner to Us. The change is subject to any existing assignment of this Certificate. After We receive the change, it will take effect on the date the written notice is signed. However, any action taken by Us before the change is recorded by Us remains in effect. Any change is subject to the payment of any proceeds. We may require You to return this Certificate to Us for endorsement of a change.

  Beneficiary Designation and       The beneficiary initially designated is
  Change of Beneficiary             shown in the Certificate Schedule. In the
                                    case of joint owners, the surviving joint
                                    Owner is automatically the beneficiary of any death benefit resulting from the death of a joint Owner. You may change the beneficiary if You send Us written notice in a form acceptable to Us. Changes are subject to the following conditions:

                                    1. Prior to the Annuity date the change
                                       must be filed while You are alive;

                                    2. After the Annuity Date the change must
                                       be filed while You and the Annuitant(s)
                                       are alive;

                                    3. This Certificate must be in force at the
                                       time You file a change;

                                    4. Such change must not be prohibited by
                                       the terms of an existing assignment,
                                       beneficiary designation or other
                                       restriction;

                                    5. After We receive the change, it will
                                       take effect on the date the written
                                       notice was signed. However, any action
                                       taken by Us before the change form is
                                       recorded by Us will remain in effect;

                                    6. The request for change must provide
                                       information sufficient to identify the
                                       new beneficiary; and

                                    7. In the case of joint Owners, the
                                       designation of a beneficiary other than
                                       the surviving joint Owners will be
                                       void.

                                    We may require You to return this
                                    Certificate to Us for endorsement of a
                                    change.

  Death of Beneficiary              The interest of a beneficiary who dies
                                    before the distribution of the death benefit will pass to the other beneficiaries, if any, share and share alike, unless otherwise provided in the beneficiary designation. If no beneficiary survives or is named, the distribution will be made to Your estate when the You die.

  Annuitant                      The initial Annuitant is shown in the
                                 Certificate Schedule. Prior to the Annuity
                                 Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant.
                                 If the Annuitant dies, the youngest Owner will become the new Annuitant unless a new Annuitant is otherwise named. Upon the death of an Annuitant prior to the Annuity Date, a death benefit is not paid unless the Owner is a non-natural person.

  PURCHASE PAYMENT PROVISIONS

  Purchase Payment               The Minimum Initial Purchase Payment,
  Limitations                    subsequent Purchase Payment, and  maximum
                                 total Purchase Payment limits are shown in the Certificate Schedule. The minimum initial allocation or transfer to a Guarantee Period, Fixed Account, or to a Subaccount is shown in the Certificate Schedule.

                                 We reserve the right to waive or modify these limits and to not accept any Purchase Payment.

 Place of Payment                All Purchase- Payments under this Certificate
                                 must be paid to Us at Our home office or such other location as We may select. We will notify
                                 You and any other interested parties in writing of such other locations. Purchase Payments received by an agent will not be considered received by Us.

 FIXED ACCOUNT PROVISIONS
 Fixed Account                   The Fixed Account Certificate Value includes:
 Certificate Value               1. Your Purchase Payments allocated to the
                                    Fixed Account; plus

                                 2. amounts transferred to the Fixed Account;
                                    plus

                                 3. interest credited; minus

                                 4. withdrawals, previously assessed withdrawal
                                    charges and transfers from the Fixed
                                    Account, minus

                                 5. any applicable portion of the Records
                                    Maintenance Charge.


                                 In determining the amount of interest credited, the interest rate will be adjusted for the cost of any riders in effect under this Certificate but never below the minimum guaranteed interest rate stated in the Certificate Schedule.

                                 The initial Fixed Account interest rate
                                 credited to the initial Purchase Payment is shown in the Certificate Schedule and is in effect through the period also shown in the Certificate Schedule.

                                 We will declare the Fixed Account interest rate applicable to the initial Purchase Payment for each such subsequent interest rate period at the beginning of each subsequent interest rate period shown in the Certificate Schedule. We will declare the Fixed Account interest rate with respect to each subsequent Purchase Payment or transfer received. Any such Purchase Payment or transfer We receive will be credited that rate through the end of the interest rate period shown in the Certificate Schedule. We will declare the Fixed Account interest rate applicable to each subsequent Purchase Payment or transfer for such interest rate period at the beginning of each subsequent interest rate period.

                                 We reserve the right to declare the Fixed
                                 Account current interest rate(s) based upon the Issue Date, the date We receive a Purchase Payment or the date of account transfer.

                                 Adding, deleting or modifying a rider will result in a change to the interest rate we credit to the Fixed Account but never below the minimum guaranteed interest rate stated in the Certificate Schedule.

                                 We calculate the interest credited to the Fixed Account by compounding daily, at daily interest rates, rates that would produce at the end of 12 months a result identical to the one produced by applying an annual interest rate.

                                 The minimum guaranteed Fixed Account interest rate is shown in the Certificate Schedule.

  GUARANTEE PERIOD PROVISIONS

  Guarantee Period               We hold all amounts allocated to a Guarantee
                                 Period in a non-unitized separate account. The non-unitized separate account may also hold amounts- from other contracts and certificates we issue. The assets of this separate account equal to the reserves and other liabilities of this separate account will not be charged with liabilities arising out of any other business we may conduct. The initial Guarantee Periods available under this Certificate are shown in the Certificate Schedule.

  Guarantee Period Value         On any Valuation Date, the Guarantee Period
                                 Value includes:

                                 1. Your Purchase Payments allocated to the
                                    Guarantee Period; plus

                                 2. amounts transferred to the Guarantee Period;
                                    plus

                                 3. interest credited; minus

                                 4. withdrawals, previously assessed withdrawal
                                    charges and transfers from the Guarantee
                                    Period; minus

                                5.  any applicable portion of the Records
                                    Maintenance Charge; adjusted for

                                6.  any applicable Market Value Adjustment
                                    previously made.

                                In determining the amount of interest credited, the interest rate will be adjusted for the cost of any riders in effect under this Certificate.

                                The Guarantee Period(s) initially elected and the interest rate(s) initially credited are shown in the Certificate Schedule. The initial interest rate credited to subsequent Purchase Payments or transfers will be declared at the time the payment is received. At the end of a Guarantee Period, We will declare a guaranteed interest rate applicable for the next subsequent Guarantee Period.

                                We calculate the interest credited to the Guarantee Period Value by compounding daily, at daily interest rates, rates which would produce at the end of 12 months a result identical to the one produced by applying an annual interest rate.

                                Adding, deleting or modifying a rider will result in a change to the interest rate we credit to the Guarantee Period.

 Market Value                   The Market Value Adjustment formula is stated
 Adjustment                     in the Certificate Schedule. This formula is
                                applicable for both an upward and downward adjustment to a Guarantee Period Value when, prior to the end of a Guarantee Period, such value is:

                                1.  taken as a total or partial withdrawal;

                                2.  applied to purchase an Annuity option; or

                                3. transferred to another Guarantee Period, the Fixed Account, or a Subaccount.

                                However, a Market Value Adjustment will not be applied to any Guarantee Period Value transaction effected within 30 days after the end of the applicable Guarantee Period.

 VARIABLE ACCOUNT PROVISIONS

Separate Account                The variable benefits under this Certificate
                                are provided through the KILICO Variable Annuity
                                Annuity Separate Account. The Separate Account is registered with the Securities and Exchange
                                Commission as a unit investment trust under the Investment Company Act of 1940. It is a separate investment account maintained by Us into which a portion of Our assets has been allocated for this Certificate and may be allocated for certain other contracts and certificates we issue.

Liabilities of the              The assets equal to the reserves and other
Separate Account                liabilities of the Separate Account will
                                not be charged with liabilities arising out of any other business We may conduct. We will value the assets of the Separate Account on each Valuation Date.

Subaccounts                     The Separate Account consists of multiple
                                Subaccounts. We may from time to time, combine or remove Subaccounts in the Separate Account and establish additional Subaccounts of the Separate Account. In such event, We may permit
                                You to select other Subaccounts under the Certificate. However, the right to select any other Subaccount is limited by the terms and conditions We may impose on such transactions.

  Fund Each Subaccount of the Separate Account will buy shares of a Fund or a separate series of a Fund. Each Fund is registered under the Investment Company Act of 1940 as an open-end diversified management investment company.
                                 Each   series of a Fund represents a separate
                                 investment portfolio which corresponds to one of the Subaccounts of the Separate Account.

                                 If We establish additional Subaccounts, each new Subaccount will invest in a new series of a Fund or in shares of another investment company. We may also substitute other investment companies.

  Rights Reserved by             We reserve the right, subject to compliance
  the Company                    with the current law or as it may be changed in
                                 the future:

                                 1.  To operate the Separate Account in any
                                     form permitted under the Investment
                                     Company Act of 1940 or in any other form permitted by law;

                                 2.  To take any action necessary to comply
                                     with or obtain and continue any exemptions from he Investment Company Act of 1940 or to comply with any other applicable law;

                                 3. To transfer any assets in any Subaccount to another Subaccount or to one or more Separate Accounts, or the General Account, or to add, combine or remove Subaccounts in the Separate Account;

                                 4.  To delete the shares of any of the
                                     portfolios of a Fund or any other open-end investment company and to substitute, for the Fund shares held in any Subaccount, the shares of another portfolio of a Fund or the shares of another investment company or any other investment permitted by law; and

                                 5. To change the way We assess charges, but not to increase the aggregate amount above that currently charged to the Separate Account and the Funds in connection with this Certificate.

                                 When required by law, We will obtain Your approval of such changes and the approval of any regulatory authority.

 Accumulation Unit Value         Each Subaccount has an Accumulation Unit value
                                 for each combination of charges. When Purchase
                                 Payments or other amounts are allocated to a Subaccount, a number of units are purchased based on the relevant Accumulation Unit value of the Subaccount at the end of the Valuation
                                 Period during which the allocation is made.
                                 When amounts are transferred out of or
                                 deducted from a Subaccount, units are redeemed in a similar manner. The value of a Subaccount on any Valuation Date is the number of units held in the Subaccount times the relevant
                                 Accumulation Unit value on that Valuation
                                 Date.

                                 An Accumulation Unit value for each subsequent Valuation Period is the relevant investment experience factor for that period multiplied by the Accumulation Unit value for the period
                                 immediately preceding. The Accumulation Unit values for each Valuation Period are applied to each day in a valuation period. The number of Accumulation Units will not change as a result of investment experience; however, adding, deleting or modifying a rider for this Certificate will result in a change in the number of Accumulation Units.

 Investment Experience           Each Subaccount has an investment experience
 Factor                          factor for each combination of charges.

                                 The investment experience factor of a
                                 Subaccount for a combination of charges for a Valuation Period is determined by dividing 1. by 2. and subtracting 3. from the result, where:


                                 1.  is the net result of:
                                     a. the net asset value per share of the
                                     investment held in the Subaccount
                                     determined at the end of the current
                                     Valuation Period; plus

                                     b. the per share amount of any dividend or
                                        capital gain distributions made by the
                                        investments held in the Subaccount, if
                                        the "ex-dividend" date occurs during
                                        the current Valuation Period; plus or
                                        minus

                                     c. a credit or charge for any taxes
                                        reserved for the current Valuation
                                        Period which We determine resulted from
                                        the investment operations of the
                                        Subaccount;

                                 2.  is the net asset value per share of the
                                     investment held in the Subaccount,
                                     determined at the end of the last
                                     Valuation Period;

                                 3. is the factor representing the sum of the Separate Account charges currently applicable for the number of days in the Valuation Period.

  TRANSFER AND WITHDRAWAL PROVISIONS

  Transfers During the           Transfers may be made among the Subaccounts,
  Accumulation Period            Guarantee Periods and the Fixed Account
                                 subject to the following conditions:


                                 1. The minimum amount which may be transferred is the Minimum Subsequent Account Allocation stated in the Certificate Schedule or, if smaller, the remaining value in the Fixed Account or a Subaccount or Guarantee Period.

                                 2.  No partial transfer will be made if the
                                     remaining value of the Fixed Account,
                                     Subaccount, or Guarantee Period will be
                                     less than the Minimum Initial Account
                                     Allocation stated in the Certificate
                                     Schedule.

                                 3.  No transfer may be made within seven
                                     calendar days of the date on which the
                                     first Annuity payment is due.

                                 4.  We reserve the right to impose a 15
                                     calendar day waiting period between
                                     transfers for any transfer in excess of 12 in a Certificate Year.

                                 5.  We reserve the right to assess a $10.00
                                     charge for each transfer in excess of 12 in a Certificate Year.

                                 6.  Any transfer from a Guarantee Period is
                                     subject to a Market Value Adjustment unless the transfer is effected within thirty days after the end of the applicable Guarantee Period.

                                 Any transfer request must clearly specify:

                                 1. the amount which is to be transferred; and the 2. names of the accounts which are affected.

                                 For the Fixed Account and Guarantee Period accounts, We will transfer Purchase Payments and all related accumulation received in a given Certificate Year, in the chronological order We receive them.

                                 We reserve the right at any time and without notice to any party, to terminate, suspend, or modify these transfer rights.

 Withdrawals During the          During the Accumulation Period, You may
 Accumulation Period             withdraw all or part of the Certificate Value
                                 reduced by any withdrawal charge, Debt and applicable premium taxes, and adjusted by any applicable Market Value Adjustment. The Market
                                 Value Adjustment formula will be applied to the applicable portion of the total value withdrawn unless such withdrawal is effected within thirty days after the end of the applicable Guarantee Period. We must receive a written request that indicates the amount of the withdrawal from the Fixed Account and each Subaccount and Guarantee Period. You must return the Certificate to Us if You elect a total withdrawal.

                                 Withdrawals are subject to all of the following
conditions:

                                 1. Each withdrawal must be at least $500 or the value that remains in the Fixed Account, Subaccount or Guarantee Period if smaller.

                                 2. The Minimum Subsequent Account Allocation stated in the Certificate Schedule must remain in the account after You make a withdrawal unless the account is eliminated by such withdrawal.

                                 3.  Withdrawals will reduce each investment
                                     option on a proportional basis unless You direct Us otherwise.

                                 4. If a partial withdrawal would reduce the Certificate Value to less than the Minimum Certificate Value After a Partial Withdrawal stated in the Certificate Schedule, the partial withdrawal will be processed as a total withdrawal.

 Withdrawal Charges              Withdrawal charges are shown in the
                                 Certificate Schedule. Withdrawal charges will be charged against Purchase Payments in the chronological order We received them. Any amount withdrawn that is not subject to a withdrawal charge will be considered a "partial free withdrawal".

 Transfer and Withdrawal        We will withdraw or transfer from the Fixed
                                Account or Guarantee Periods as of Procedures the Valuation Date that follows the date We receive the Owner's written or telephone transfer request. To process a withdrawal, the request must contain all required information.

                                We will redeem the necessary number of
                                Accumulation Units to achieve the dollar amount when the withdrawal or transfer is made from a Subaccount. We will reduce the number of Accumulation Units credited in each Subaccount by the number of Accumulation Units redeemed. The reduction in the number of Accumulation Units is determined based on the Accumulation Unit value at the end of the Valuation Period when We receive the request, provided the request contains all required information. We will pay the amount within seven calendar days after the date We receive the request, except as provided below.

 Deferment of Withdrawal        If the withdrawal or transfer is to be made
 or Transfer                    from a Subaccount, We may suspend  the right of
                                withdrawal or transfer ordelay payment more than seven calendar days:


                                1. during any period when the New York Stock
                                   Exchange is closed other than customary
                                   weekend and holiday closings;

                                2. when trading in the markets normally
                                   utilized is restricted, or an emergency
                                   exists as determined by the Securities and Exchange Commission, so that disposal of investments or determination of the Accumulation Unit value is not practical; or

                                3. for such other periods as the Securities and
                                   Exchange Commission by order may permit for protection of Owners.

                                We may defer the payment of a withdrawal or transfer from the Fixed Account or Guarantee Periods, for the period permitted by law. This can never be more than six months after the Owner sends Us a written request. During the period of deferral, We will continue to credit interest, at the then current interest rate(s), to the Fixed Account Certificate Value and/or each Guarantee Period Value.

 DEATH BENEFIT PROVISIONS

 Amount Payable                 Upon Your Death we will pay the greatest of 1.,
 Upon Death                     2., or 3., below, less Debt. We compute the
                                Certificate Value at the end of the Valuation
                                Period following our receipt of due proof of death and the return of this Certificate.
                                We compute both 2. and 3., below as of Your date of death.

                                1. the Certificate Value,

                                2. the total- amount of Purchase Payments less
                                   an adjustment for withdrawals and withdrawal charges, accumulated at 5.00% per annum (not to exceed two times the value of remaining Purchase Payments) to the earlier of the oldest Owner's 80th birthday or Your date of death, increased by Purchase Payments made from the oldest Owner's 80th birthday to Your date of death and decreased by any adjustments for withdrawals and withdrawal charges from the oldest Owner's 80th birthday to Your date of death, or

                                3. the greatest Anniversary Value immediately preceding the earlier of the oldest Owner's 81st birthday or Your date of death, increased by Purchase Payments since the date of the greatest Anniversary Value, and decreased by any adjustments for withdrawals and withdrawal charges since that date.

                                If the Certificate Owner is a non-natural person, the amount payable upon death is based upon the age of the oldest Annuitant.

                                Remaining Purchase Payments equals total
                                Purchase Payments minus total Purchase Payments withdrawn, including withdrawal charges. For any withdrawal, the amount of Purchase Payments withdrawn is the amount by which the withdrawal, including withdrawal charges, exceeds the earnings in the Certificate at the time of the withdrawal. Earnings is the difference between Certificate Value and remaining Purchase Payments.

                                An adjustment for a withdrawal is the sum of any amount available as a dollar for dollar reduction, and a proportionate reduction. The maximum dollar for dollar reduction is 5% of the Dollar for Dollar Base, less any prior dollar for dollar withdrawals in the Certificate Year. The Dollar for Dollar Base is total premiums less withdrawals assessed a withdrawal charge and less any withdrawal charges. A proportionate reduction is applicable when the withdrawal and any withdrawal charges exceed the maximum dollar for dollar reduction. The proportionate reduction is the amount in 2. and/or 3. reduced by. any dollar for dollar reduction, multiplied by (a) divided by (b), where:

                                (a)  is the withdrawal plus any withdrawal
                                     charges reduced by any dollar for dollar reduction, and

                                (b)  is the Certificate Value, adjusted by
                                     any Market Value Adjustment, reduced by
                                     any dollar for dollar reduction.

  Payment of Death              A death benefit will be paid to the beneficiary
  Benefits During the           upon the death of the Owner, or a joint Owner,
  Accumulation Period           during the Accumulation Period. If the
                                Certificate Owner is a non-natural person, a death benefit will be paid to the beneficiary upon the death of an Annuitant prior to the Annuity Date.

                                We will pay the death benefit to the beneficiary when We receive due proof of death. We will then have no further obligation under this Certificate.

                                The entire interest in this Certificate must be distributed within five years from the date of death unless it is applied under an Annuity Option or the spouse continues this Certificate as described below.

                                The beneficiary may elect to have the death benefit distributed as stated in Annuity Period Provisions Option 1 provided the beneficiary's life expectancy is not less than 10 years; or Options 2 or 3 as described in the Annuity Period Provisions of this Certificate, based on the life expectancy of the beneficiary as prescribed by federal regulations unless You have restricted the right to make such an election. The beneficiary must make this choice within sixty days of the time We receive due proof of death, and distributions must commence within one year of the date of death.

                                If the beneficiary is a non natural person, the beneficiary must elect that the entire death benefit be distributed within five years of Your death.

  Spousal Continuation          If this Certificate was issued as a
                                Nonqualified Plan or an Individual Retirement
                                Annuity ("IRA") and Your spouse is the primary beneficiary when You die, Your surviving spouse may elect to be the successor Owner of this Certificate. This is known as a Spousal
                                Continuation. In such a case, no death benefit will be payable upon your death.

                                Upon Your death, Your surviving spouse may continue this Certificate under one of the following options thereby waiving claim to the death benefit otherwise payable. Electing to continue this Certificate under the Spousal Continuation provision of this Certificate will affect how the charges and benefits under this Certificate and applicable endorsements are calculated or determined.

                                Continuation Option 1

                                If a Spousal Continuation is elected under this option, the surviving spouse will continue this Certificate at its current value subject to the following:

                                A.   All rights, benefits, and charges of
                                     this Certificate will remain in-force.

                                B.   Withdrawal charges will continue to
                                     apply to the Certificate Value and to
                                     all future Purchase Payments according
                                     to the Withdrawal Charge Table on the
                                     Certificate Schedule.

                                C. Upon the death of Your surviving spouse, following the date of continuance and prior to the Annuity Date, a death benefit will be paid and calculated as if s/he had been the Owner of this Certificate from the Issue Date.

                                D.   This Certificate may not be continued
                                     under a subsequent Spousal Continuation.

                                Continuation Option 2

                                If a Spousal Continuation is elected under this option, the Certificate Value will be adjusted to equal the amount otherwise payable as a death benefit under this Certificate subject to the following:

                                A.  The Certificate Value will be adjusted
                                    to equal the amount of the death
                                    benefit. If the death benefit otherwise
                                    payable exceeds the Certificate Value
                                    one day prior to the date of continuance, such excess will be credited to the money market Subaccount listed in the Certificate Schedule. This amount may subsequently be transferred from the money market Subaccount to other options under this Certificate.

                                B. Upon the death of Your surviving spouse, before the Annuity Date, the amount of the death benefit payable will be determined as if: (1) the Certificate was issued on the date of continuance;
                                    (2) the Certificate Value applied on the date of continuance resulted from our receipt of an initial purchase payment, and (3) the greatest anniversary value will be based upon anniversary values or after the date of continuance.

                                C.  Withdrawal charges will not apply to
                                    withdrawals made from the Certificate
                                    Value credited on the date of
                                    continuance. Withdrawal Charges will
                                    apply to purchase payments made after
                                    the date of continuance.

                                D.  This Certificate may not be continued
                                    under a subsequent Spousal Continuation.

                                We may make certain riders available to the surviving spouse at the time of continuance.

 ANNUITY PERIOD PROVISIONS

 Annuity Options                You may annuitize this Certificate under one of
                                the following Annuity options:

 Option 1

 Fixed Installment Annuity      We will make monthly payments for 10 years.

 Option 2

 Life Annuity                   We will make monthly payments while the
                                Annuitant is alive.

 Option 3

 Life Annuity with              We will make monthly payments for a 10 year
 Installments Guaranteed        certain period and thereafter while
                                the Annuitant is alive.

 Option 4

 Joint and                      We will pay the full monthly income while both
 Survivor Annuity               Annuitant(s) are alive. Upon the death of either
                                Annuitant, We will continue to pay a percentage of the original monthly payment. The percentage payable must be selected at the time the Annuity option is chosen. The percentages available are 50%, 66 2/3%, 75% and 100%.

 Option 5

 Joint and Survivor             We will make monthly payments for a 10 year
 Annuity with                   certain period and thereafter while the
 Installments Guaranteed        Annuitants are alive.

 Other Options                  We may make other-Annuity options available.

  Commutability                  For annuitizations under the Fixed and Variable
                                 Annuity options with a 10 year certain period, You may elect a commutable Annuity option. You must make this election prior to the Annuity date. Under the commutable Annuity option, partial lump sum payments are available during the certain period.

                                Lump sum payments are available once each year following the Annuity Date and may not be elected until 13 months after annuitization has started.

                                You may elect to receive a partial lump sum payment of the present value of the remaining payments in the period certain subject to the restrictions described below. If a partial lump sum payment is elected, the remaining payments in the period certain will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the period certain prior to the withdrawal. If the Annuitant is living after the period certain is over, payments will resume without regard to any lump sum payments made during the certain period.

                                Each time that a partial lump sum payment is made, we will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. The sum of these percentages over the life of the Certificate cannot exceed 75% for Nonqualified Certificates, or 100% for Certificates issued under a Qualified Plan.

                                In determining the amount of the lump sum payment that is available, the present value of the remaining installments in the certain period will be calculated based on the applicable interest rate.

                                For a Fixed Annuity option the applicable interest rate is the greater of:

                                (a)  the ten year treasury constant maturity
                                     plus 3%, and

                                (b)  the rate used to determine the initial
                                     payment plus 2%.

                                For a Variable Annuity option the applicable interest rate is the assumed investment rate plus 2%.

                                The amount of each payment for purposes of determining the present value of any variable installments will be the payment next scheduled after the request for commutation is received.

                                The terms for the commutability of an Annuity option under any Certificate rider are specified in the rider.

  Election of Annuity           We must receive an election of an Annuity
  Option                        option in writing. You may make an election on
                                or before the Annuity Date provided the
                                Annuitant is alive.

                                A subsequent change of beneficiary, or an assignment of this Certificate will revoke an election unless the assignment provides otherwise.

                                Upon election of an Annuity option, We agree to pay the Owner on the payment due dates as stated in the specifications page of the supplementary agreement. The Owner may direct Us, in writing, to make payments to another person. An option cannot be changed after the first Annuity payment is made. If the total Certificate Value is applied under one of the Annuity options, this Certificate must be surrendered to Us.

                                If an Annuity option is not elected by the Annuity Date, an Annuity will be paid under Option 3 if here is one Annuitant on the Annuity Date and Option 5 if there are joint Annuitants on the Annuity Date.

 Electing a Fixed or          If, on the seventh calendar day before the first
 Variable Annuity Option      Annuity payment due date, all the  Certificate
                              Value is allocated to the Fixed Account or Guarantee Periods, the Annuity will be paid as a Fixed Annuity. If all of the Certificate Value on such date is allocated to the Separate Account, the Annuity will be paid as a Variable Annuity. If the Certificate Value on such date is allocated to a combination of the Fixed Account,

                              Guarantee Periods and Subaccounts, then the Annuity will be paid as a combination of a Fixed and a Variable Annuity. A Fixed and Variable Annuity payment will reflect the investment performance of the Subaccounts in accordance with the allocation of the Certificate Value existing on such date. Allocations will not be changed thereafter, except as provided in the Transfers During The Annuity Period provision of this Certificate.

                              Payments for all options are derived from the applicable tables. Current Annuity rates will be used if they produce greater payments than those quoted in the Certificate. The age in the tables is the Age of the Annuitant on the last birthday before the first payment is due.

                              The option selected must result in a payment that is at least equal to Our minimum payment, according to Our rules, at the time the Annuity option is chosen. If at any time the payment is less than the minimum payment, We have the right to increase the period between payments to quarterly, semi-annual or annual so that the payment is at least equal to the minimum payment or to make payment in one lump sum.

 Fixed Annuity                The Fixed Account Certificate Value plus the
                              Accumulated Guarantee Period Values adjusted for any applicable Market Value Adjustment, on the first day preceding the date on which the first
                              Annuity payment is due, is first reduced by any withdrawal charge, charges for other benefits, Records Maintenance Charge, and premium taxes that apply. The value that remains will be used to determine the Fixed Annuity monthly payment in accordance with the Annuity option selected.

 Variable Annuity             The Separate Account Certificate Value, at the
                              end of the Valuation Period preceding the Valuation Period that includes the date on which the first Annuity payment is due, is first reduced by any withdrawal charge, Records Maintenance
                              Charge, charges for other benefits, and premium taxes that apply. The value that remains is used to determine the first monthly Annuity payment.
                              The first monthly Annuity payment is based on the guaranteed Annuity option shown in the Annuity
                              Option Table.

                              The dollar amount of subsequent payments may increase or decrease depending on the investment experience of each Subaccount. The number of Annuity Units per payment will remain fixed for each Subaccount unless a transfer is made. If a transfer is made, the number of Annuity Units per payment will change. Some Annuity options provide for a reduction in the income level upon the death of an Annuitant, which will reduce the number of Annuity units.

                              The number of Annuity Units for each Subaccount is calculated by dividing a. by b. where:

                              a. is the amount of the monthly payment that can be attributed to that Subaccount; and

                              b.  is the Annuity Unit value for that
                                  Subaccount at the end of the Valuation
                                  Period.

                              The Valuation Period includes the date in which the payment is made. Monthly Annuity payments, after the first payment, are calculated by summing up, for each Subaccount, the product of a. times
                              b. where:

                              a.  is the number of Annuity Units per
                                  payment in each Subaccount; and

                              b.  is the Annuity Unit value for that
                                  Subaccount at the end of the Valuation
                                  Period.

                              The Valuation Period includes the date on which the payment is made.

  Annuity Unit Value            The value of an Annuity Unit for each Subaccount
                                at the end of any Valuation Period is determined by multiplying the result of a. times b. by c.
                                where:

                                a.  is the Annuity Unit value for the
                                    immediately preceding Valuation Period;
                                    and

                                b.  is the net investment experience factor
                                    for the Valuation Period for which the
                                    Annuity Unit value is being calculated;
                                    and

                                c.  is the interest factor of .99993235 per
                                    calendar day of such subsequent
                                    Valuation Period to offset the effect of the assumed rate of 2.50% per year used in the Annuity Option Table. A different interest rate factor will be used if an assumed rate other than 2.50% is used in the Annuity Option Table.

  Basis of Annuity Options      The guaranteed monthly payments are based on
                                an interest rate of 2.50% per year and, where mortality is involved, the "1983 Table a" developed by the- Society of Actuaries projected using Schedule G to the year 2015. We may also make available Variable Annuity payment options based on assumed investment rates other than 2.50%.

  Withdrawal Charge             A withdrawal charge will be applied as shown in
  Upon Annuitization            the Certificate Schedule after application of
                                any applicable Market Vale Adjustment. The withdrawal charge is waived when the Owner elects an Annuity option which provides either an income benefit period of ten years or more or a benefit under which payment is contingent on the life of the Annuitant(s).

  Transfers During the          During the Annuity Period, You may: convert
  Annuity Period                Fixed Annuity payments to Variable Annuity
                                payments convert Variable Annuity payments to Fixed Annuity payments; or, have Variable
                                Annuity payments reflect the investment
                                experience of other Subaccounts. A transfer may be made, subject to the following:

                                1.  You must send Us a written notice in a
                                    form satisfactory to Us.

                                2. Transfers to a Subaccount are prohibited during the first year of the Annuity Period; subsequent transfers are limited to one per year.

                                3. You may not have more than 3 subaccounts after the transfer.

                                4. At least $5,000 of Annuity Unit value or annuity reserve value must be transferred from a subaccount or from the Fixed Account.

                                5. At least $5,000 of Annuity Unit value or annuity reserve value must remain in the account from which the transfer was made unless the transfer will eliminate Your interest in the account.

                                6.  If We receive notice of transfer to a
                                    Subaccount more than seven (7) days before an Annuity payment date, the transfer is effective during the Valuation Period after the date We receive the notice.

                                7   If We receive notice of transfer to a
                                    Subaccount less than seven (7) days before an Annuity payment date, the transfer is effective during the Valuation Period after the Annuity payment date.

                                8.  Transfers to the Fixed Account are
                                    available only on an anniversary of the
                                    first Annuity Date. We must receive notice at least thirty (30) days prior to the anniversary.

                                We reserve the right at any time and without notice to any party to terminate, suspend or modify these transfer privileges.

  Transfers Between             When a transfer is made between Subaccounts,
  Subaccounts                   the number of Annuity Units per  payment
                                attributable to a Subaccount to which
                                thetransfer is made is equal to a. multiplied by
                                b. divided by c., where:

                                a. is the number of Annuity Units per payment in the Subaccount from which the transfer is being made;

                                b. is the Annuity Unit value for the Subaccount from which the transfer is being made; and

                                c. is the Annuity Unit value for the Subaccount to which the transfer is being made.

  Transfers from the            When a transfer is made from the Fixed Account
  Fixed Account                 to a Subaccount, the number of Annuity Units per
                                payment attributable to a Subaccount to which the transfer is made is equal to a. divided by
                                b. divided by c., where:

                                a. is the Fixed Account Annuity value being transferred;

                                b.  is the Annuity Unit value for the
                                    Subaccount to which the transfer is being made; and

                                c. is the present value of $1.00 per payment period using the Age(s) of the Annuitant(s) and any remaining payments that may be due at the time of the transfer.

                                The Fixed Account Annuity value equals the present value of the remaining Fixed Annuity payments using the same interest and mortality basis used to calculate the Fixed Annuity payments.

  Transfers to the              The amount of money allocated to the Fixed
  Fixed Account                 Account in case of a transfer from a Subaccount
                                interest in such equals the Annuity reserve for Your Subaccount. The Annuity reserve is the product of a. multiplied by b. multiplied by c., where:

                                a.  is the number of Annuity Units
                                    representing Your interest in such
                                    Subaccount per Annuity payment;

                                b.  is the Annuity Unit value for such
                                    Subaccount; and

                                c.  is the present value of $1.00 per
                                    payment period using the attained Age(s) of the Annuitant(s) and any remaining payments that may be due at the time of the transfer.

                                Money allocated to the Fixed Account upon such transfer will be applied under the same Annuity option as originally elected.

  Payment of Death Benefits     If an Annuitant dies after the Annuity Date, the
  During the Annuity Period     death benefit, if any, will depend on the
                                Annuity option in effect.

                                If an Owner, who is not also an Annuitant, dies after the Annuity Date, the following provisions apply:

                                1.  If the Owner was the sole Owner, the
                                    remaining annuity payments will be
                                    payable to the beneficiary in accordance with the Annuity option in effect. The beneficiary will become the Owner.

                                2. If the Certificate has joint Owners, the Annuity payments will be payable to the surviving joint Owner in accordance with the terms of the Annuity option in effect. Upon the death of the surviving joint Owner, the beneficiary becomes the Owner.

  Disbursement Upon Death       When the Annuitant or surviving joint Annuitant
  of Annuitant: Under           dies, We will automatically continue any unpaid
  Options 1, 3 or 5             installments for the remainder of the certain
                                period under Option 1, Option 3 or Option 5 to the Payee. However, if You elect within 60 days of Our receipt of due proof of death, We will pay a commuted value of the remaining payments of the certain period. In determining the commuted value, the present value of the remaining payments in the certain period will be calculated based on the applicable interest rate.

                                For a Fixed Annuity Option the applicable interest rate is the greater of:

                                a. the ten year treasury constant maturity plus
                                   3%; and

                                b. the rate used to determine the initial
                                   payment plus 2%.

                                For a Variable Annuity Option the applicable interest rate is the assumed investment rate plus 2%.

                                The amount of each payment for purposes of determining the present value of any variable installments will be determined by applying the Annuity Unit Value next determined following Our receipt of due proof of death.

  Supplementary Agreement       A supplementary agreement will be issued to
                                reflect payments that will be made under an Annuity option.

  Date of First Payment         Interest, under an Annuity option, will start
                                to accrue on the effective date of the
                                supplementary agreement. The supplementary agreement will provide details on the payments to be made.

  Evidence of Age, Sex          We may require satisfactory evidence of the Age,
  and Survival                  sex and the continued survival of any person
                                on whose life the income is based.

  Misstatement of Age           If the Age or sex of the Annuitant has been
  or Sex                        misstated, the amount payable under the
                                Certificate will be such as the Purchase
                                Payments sent to Us would have purchased at the correct Age or sex. Interest not to exceed 6% compounded each year will be charged to any overpayment or credited to any underpayment against future payments We may make under this Certificate.

                              ANNUITY OPTION TABLE

           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

 Option One - Fixed Installment Annuity

  Number
  of years         Monthly
  selected         Payment

       10             9.39

        Options Two and Three - Life Annuity With Installments Guaranteed


  Age of          Monthly Payments Guaranteed      Age of               Monthly Payments Guaranteed
  Male                                             Female
  Payee                                            Payee
         None                120                              None                 120
 55       4.00              3.96                      55        3.64              3.62
 56       4.08              4.04                      56        3.70              3.69
 57       4.17              4.12                      57        3.77              3.76
 58       4.26              4.21                      58        3.85              3.83
 59       4.36              4.30                      59        3.92              3.90
 60       4.46              4.40                      60        4.01              3.98
 61       4.57              4.50                      61        4.09              4.06
 62       4.69              4.61                      62        4.19              4.15
 63       4.82              4.72                      63        4.28              4.24
 64       4.95              4.84                      64        4.39              4.34
 65       5.10              4.96                      65        4.50              4.44
 66       5.25              5.09                      66        4.62              4.55
 67       5.41              5.22                      67        4.74              4.67
 68       5.59              5.36                      68        4.88              4.79
 69       5.77              5.51                      69        5.03              4.92
 70       5.97              5.66                      70        5.18              5.06
 71       6.18              5.82                      71        5.35              5.20
 72       6.40              5.98                      72        5.53              5.36
 73       6.64              6.14                      73        5.73              5.52
 74       6.89              6.31                      74        5.94              5.68
 75       7.16              6.48                      75        6.17              5.86
 76       7.44              6.66                      76        6.41              6.04
 77       7.75              6.84                      77        6.67              6.23
 78       8.08              7.02                      78        6.96              6.42
 79       8.44              7.20                      79        7.26              6.62
 80       8.82              7.38                      80        7.59              6.83
 81       9.22              7.56                      81        7.95              7.03
 82       9.66              7.74                      82        8.34              7.24
 83      10.12              7.91                      83        8.76              7.44
 84      10.62              8.07                      84        9.22              7.64
 85      11.16              8.23                      85        9.72              7.84

 Option Four - Joint and 100% Survivor Annuity

 Age of                                 Age of Female Payee
 Male
 Payee       55           60           65           70           75           80            85
 55        3.35         3.51         3.64         3.76         3.85         3.91          3.95
 60        3.44         3.64         3.84         4.03         4.18         4.29          4.37
 65        3.51         3.76         4.03         4.30         4.55         4.75          4.89
 70        3.56         3.85         4.19         4.56         4.93         5.27          5.54
 75        3.59         3.91         4.30         4.77         5.29         5.82          6:28
 80        3.61         3.95         4.38         4.93         5.59         6.33          7.08
 85        3.62         3.98         4.43         5.04         5.82         6.78          7.85

Option Five - Joint and 100% Survivor Annuity with Installments Guaranteed for 10 years

 Age of                                 Age of Female Payee
 Male
 Payee       55           60           65           70           75           80            85
 55        3.35         3.50         3.64         3.76         3.84         3.90          3.94
 60        3.44         3.64         3.84         4.02         4.17         4.28          4.34
 65        3.51         3.76         4.03         4.29         4.54         4.72          4.85
 70        3.56         3.85         4.18         4.54         4.91         5.22          5.45
 75        3.59         3.91         4.29         4.75         5.24         5.72          6.10
 80        3.61         3.94         4.37         4.90         5.51         6.16          6.73
 85        3.62         3.96         4.41         4.99         5.70         6.50          7.26

 Rates for ages not shown here will be provided upon request.

GROUP FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY CERTIFICATE

NON-PARTICIPATING

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CERTIFICATE, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. REFER TO THE VARIABLE ACCOUNT AND ANNUITY PERIOD PROVISIONS FOR A DETERMINATION OF ANY VARIABLE BENEFITS.

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CERTIFICATE, WHEN BASED ON GUARANTEE PERIOD VALUES, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE MARKET VALUE ADJUSTMENT FORMULA STATED IN THE CERTIFICATE SCHEDULE.

READ YOUR CERTIFICATE CAREFULLY

Kemper Investors Life Insurance Company
A Stock Life Insurance Company
1600 McConnor Parkway, Schaumburg, Illinois 60196-6801

                              ANNUITY OPTION TABLE

           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

Option One - Fixed Installment Annuity

Number
of years     Monthly
selected     Payment

     10          9.39

Options Two and Three - Life Annuity With Installments Guaranteed

Age of          Monthly Payments Guaranteed
Payee

       None                 120

55       3.82              3.80
56       3.90              3.87
57       3.97              3.94
58       4.06              4.02
59       4.14              4.11
60       4.24              4.19
61       4.34              4.29
62       4.44              4.38
63       4.55              4.48
64       4.67              4.59
65       4.80              4.71
66       4.93              4.83
67       5.08              4.95
68       5.23              5.08
69       5.40              5.22
70       5.57              5.37
71       5.76              5.52
72       5.96              5.67
73       6.18              5.84
74       6.41              6.01
75       6.66              6.18
76       6.92              6.36
77       7.21              6.55
78       7.51              6.73
79       7.84              6.92
80       8.20              7.12
81       8.58              7.31
82       8.99              7.50
83       9.43              7.69
84       9.91              7.87
85      10.43              8.05

Option Four - Joint and 100% Survivor Annuity

Age of                           Age of Secondary Payee
Primary
Payee       55         60           65           70           75         80          85
55        3.37       3.49         3.59         3.67         3.73       3.77        3.79
60        3.49       3.67         3.83         3.96         4.06       4.13        4.18
65        3.59       3.83         4.06         4.27         4.45       4.59        4.68
70        3.67       3.96         4.27         4.59         4.89       5.13        5.31
75        3.73       4.06         4.45         4.89         5.33       5.75        6.08
80        3.77       4.13         4.59         5.13         5.75       6.38        6.97
85        3.79       4.18         4.68         5.31         6.08       6.97        7.90

Option Five - Joint and 100% Survivor Annuity with Installments Guaranteed for 10 years

Age of                                         Age of Secondary Payee
Primary
Payee      55          60           65           70           75         80          85
55       3.37        3.49         3.59         3.67         3.73       3.76        3.78
60       3.49        3.67         3.82         3.96         4.06       4.12        4.16
65       3.59        3.82         4.06         4.27         4.44       4.56        4.64
70       3.67        3.96         4.27         4.58         4.86       5.08        5.24
75       3.73        4.06         4.44         4.86         5.28       5.65        5.92
80       3.76        4.12         4.56         5.08         5.65       6.20        6.65
85       3.78        4.16         4.64         5.24         5.92       6.65        7.29

Rates for ages not shown here will be provided upon request.